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                                                                Exhibit 3.5


                          AMENDED AND RESTATED BY-LAWS

                                       of

                              YOUNG & RUBICAM INC.

                          ============================

                                    ARTICLE I

                                     OFFICES

            SECTION 1. REGISTERED OFFICE -- The registered office of Young & Rubicam Inc. (the "Corporation") is located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

            SECTION 2. OTHER OFFICES -- The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            SECTION 1. ANNUAL MEETINGS -- Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the Board of Directors fails so to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the principal office of the Corporation in the State of New York on the first Tuesday in June. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect directors by a plurality vote, in accordance with Article VIII of the Certificate of Incorporation, and the stockholders may transact such other corporate business as shall be stated in the notice of the meeting.

            SECTION 2. SPECIAL MEETINGS -- Except as provided in the Certificate of Incorporation, special meetings of the stockholders may be called only on the order of the Chairman of the Board or the Board of Directors and shall be held at such date, time and place as may be specified by such order. The business permitted to be conducted at any special meeting of the stockholders is limited to the purpose or purposes specified by such order.

            SECTION 3. VOTING -- Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these By-Laws may vote in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. If a quorum is present, the affirmative vote of a majority of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote thereon shall be the act of

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the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law, the Certificate of Incorporation of the Corporation or these Bylaws.

            A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.

            SECTION 4. QUORUM -- Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding shares of capital stock constituting a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but, unless the Board of Directors fixes a new record date, only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

            SECTION 5. NOTICE OF MEETINGS -- Written notice of all meetings of the stockholders shall be mailed or delivered to each stockholder not less than ten nor more than sixty days before the meeting. The notice or an accompanying document shall identify the business to be transacted at the meeting as determined by the Board of Directors and, if directors are to be elected, the nominees therefor proposed by the Board of Directors.

            Other business may be transacted at the annual meeting (but not at any special meeting), only if the Secretary of the Corporation has received from the sponsoring stockholder (a) not less than ninety nor more than one hundred twenty days before the first Tuesday in June (or, if the Board of Directors has designated another date for the annual meeting pursuant to Section 1 of this
Article II, not less than ninety nor more than one hundred twenty days before such other date or, if such other date has not been publicly disclosed or announced at least one hundred five days in advance, then not less than fifteen days after such initial public disclosure or announcement) a written notice setting forth (i) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares which are owned beneficially and of record by the stockholder on the date of such stockholder's notice and (iv) any material interest of the stockholder in such proposal, and (b) not more than ten days after receipt by the sponsoring stockholder of a written request from the Secretary, such additional information as the Secretary


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may reasonably require. Notwithstanding anything in these By-Laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 5 of Article II. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5 of Article II and, if he or she should so determine, such officer shall so declare to the meeting and any business so determined to be not properly brought before the meeting shall not be transacted.

            Candidates for election to the Board of Directors of the Corporation (other than nominees proposed by the Board of Directors) may be nominated at the annual meeting (but not at any special meeting), only if the Secretary of the Corporation has received from the nominating stockholder (a) not less than ninety nor more than one hundred twenty days before the first Tuesday in June (or, if the Board of Directors has designated another date for the annual meeting pursuant to Section 1 of this Article II, not less than ninety nor more than one hundred twenty days before such other date or, if such other date has not been publicly disclosed or announced at least one hundred five days in advance, then not less than fifteen days after such initial public disclosure or announcement) a written notice setting forth (i) with respect to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if such Regulation 14A were applicable (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) or any successor regulation or statute, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and (iii) the class and number of shares which are owned beneficially and of record by the stockholder on the date of such stockholder's notice, and (b) not more than ten days after receipt by the nominating stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require. Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election as a director except in accordance with the provisions of this Section 5 of Article II. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 5 of Article II and, if he or she should so determine, such officer shall so declare to the meeting and any such defective nomination shall be disregarded.

                                   ARTICLE III

                                    DIRECTORS

            SECTION 1. NUMBER -- Subject to the provisions of the Certificate of Incorporation, the number of directors of the Corporation shall initially be fixed at nine and thereafter shall be determined from time to time by resolution adopted by affirmative vote of a majority of such directors then in office.


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            SECTION 2. COMMITTEES -- The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation.

            SECTION 3. MEETINGS -- The Board of Directors may hold an annual meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the directors.

            Regular meetings of the Board of Directors or any committee may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors or such committee, respectively.

            Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the Secretary on the written request of any two directors, on at least one day's notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the call of the meeting.

            Special meetings of a committee of the Board of Directors may be called by the chairman of the committee, and shall be called by the secretary of the committee on the written request of any two members, on at least one day's notice to each member (except that notice to any member may be waived in writing by such member) and shall be held at such place or places as may be determined by the committee, or as shall be stated in the call of the meeting.

            Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

            SECTION 4. QUORUM -- A majority of the entire Board of Directors or a majority of an entire committee shall constitute a quorum of the Board of Directors or such committee for the transaction of business. If at any meeting of the Board of Directors or a committee there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation of the Corporation or these By-Laws shall require the vote of a greater number.

            SECTION 5. COMPENSATION -- The directors shall receive such compensation for their services as may be prescribed by the Board of Directors. Expenses for attendance at meetings of the Board of Directors and committees of the Board of Directors shall be reimbursed for all members of the Board of Directors. Nothing herein contained shall be

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construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

            SECTION 6. ACTION WITHOUT MEETING -- Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

                                   ARTICLE IV

                                    OFFICERS

            SECTION 1. ELECTION; QUALIFICATIONS -- As soon as practicable after each annual meeting of shareholders, the Board of Directors shall elect or appoint a Chairman of the Board, one or more Vice Chairmen, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, including assistant officers, as the Board of Directors may from time to time deem advisable. No officer need be a director of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.

            SECTION 2. TERM OF OFFICE; VACANCIES -- All officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next annual meeting of stockholders. Each officer shall hold office for such term, and until his or her successor has been elected or appointed and qualified unless he or she shall earlier resign, die, or be removed. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

            SECTION 3. REMOVAL; RESIGNATION. Any officer may be removed by the Board of Directors with or without cause. Any officer may resign his or her office at any time, such resignation to be made in writing and to take effect immediately or on any future date stated in such writing, without acceptance by the Corporation.

            SECTION 4. POWERS AND DUTIES OF OFFICERS. Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws or may from time to time be specifically conferred or imposed by the Board of Directors. The Board of Directors shall designate either the Chairman of the Board or the President as the chief executive officer of the Corporation.

            SECTION 5. SHARES OF OTHER CORPORATIONS. Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, the Secretary or such other person as the Board of Directors may authorize from time to time.


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            SECTION 6. DELEGATION. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time and from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

                                    ARTICLE V

                              TRANSFER RESTRICTIONS

            Any direct or indirect sale, transfer, assignment, pledge, hypothecation or other encumbrance or disposition (a "Transfer") of legal or beneficial ownership of any stock heretofore or hereafter issued and sold by the Corporation pursuant to Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), may be made only (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to a transaction that is exempt from, or not subject to, the registration requirements of the Securities Act. Neither the Corporation nor any employee or agent of the Corporation shall record any Transfer prohibited by the preceding sentence, and the purported transferee of such a prohibited Transfer (the "Purported Transferee") shall not be recognized as a securityholder of the Corporation for any purpose whatsoever in respect of the security or securities that are the subject of the prohibited Transfer. The Purported Transferee shall not be entitled, with respect to such securities, to any rights of a securityholder of the Corporation, including without limitation, in the case of securities that are Common Stock, the right to vote such Common Stock or to receive dividends or distributions in respect thereof, if any. All certificates representing securities subject to the transfer restrictions set forth in this
Article V shall bear a legend to the effect that the securities represented by such certificates are subject to such restrictions, unless and until the Company determines in its sole discretion that such legend may be removed consistent with applicable law.

                                   ARTICLE VI

                                  MISCELLANEOUS

            SECTION 1. CERTIFICATES OF STOCK -- A certificate of stock shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation. Certificates of stock of the Corporation shall be in such form as the Board of Directors may from time to time determine.

            SECTION 2. LOST CERTIFICATES -- A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

            SECTION 3. TRANSFER OF SHARES -- The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and


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transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

            SECTION 4. STOCKHOLDERS RECORD DATE -- In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            SECTION 5. DIVIDENDS -- Subject to the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Corporation as and when they deem appropriate. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

            SECTION 6. SEAL -- The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

            SECTION 7. FISCAL YEAR -- The fiscal year of the Corporation shall be the calendar year unless otherwise determined by resolution of the Board of Directors.

            SECTION 8. CHECKS -- All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.


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            SECTION 9. NOTICE AND WAIVER OF NOTICE -- Whenever any notice is required to be given under these By-Laws, personal notice is not required (except in the case of notices pursuant to Article III, Section 3), and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or of these By-Laws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated thereon, shall be deemed equivalent to such required notice.

                                   ARTICLE VII

                                   AMENDMENTS

            In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the stockholders of the Corporation to amend or repeal any By-Laws made by the Board of Directors. Notwithstanding any other provisions of the Certificate of Incorporation or the By-Laws (and notwithstanding that a lesser percentage may be specified by law), the provisions of Article II, Sections 1, 2 and 5, Article III, Section 1, and this Article VII of the By-Laws may not be amended or repealed, nor may any By-Law provision inconsistent herewith or therewith be adopted, by the stockholders of the Corporation unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article VII as a single class.


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